Exhibit 5.1
June 1, 2017
Arrow Electronics, Inc.
9201 East Dry Creek Road
Centennial, Colorado 80112
Re: Arrow Electronics, Inc., Registration Statement Form S-3
Ladies and Gentlemen:
        We have acted as counsel to Arrow Electronics, Inc., a New York corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (File No. 333-207042), on September 21, 2015, as amended to the time of its effectiveness, including Post-Effective Amendment No. 1 to Form S-3 filed by the Company on the date hereof (collectively, the “Registration Statement”), for the purpose of registering the following securities to be offered from time to time by the Company on terms to be determined at the time of the offering: (i) common stock, par value $1.00, of the Company (the “Common Stock”); (ii) preferred stock of the Company (the “Preferred Stock”); (iii) one or more series of senior and subordinated debt securities of the Company (collectively, the “Debt Securities”); and (iv) warrants to purchase Common Stock, Preferred Stock and Debt Securities (collectively, the “Warrants”). The Common Stock, Preferred Stock, Debt Securities and Warrants are herein collectively referred to as the “Securities.”
        In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates of public officials and officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement, the indenture dated January 15, 1997 incorporated by reference as an exhibit thereto and the indenture dated June 1, 2017 filed as an exhibit thereto. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and other appropriate persons and statements contained in the Registration Statement.
        Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations which we deem relevant, we are of the opinion that:
1.     The Common Stock, when duly authorized, will be validly issued, fully paid and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company and (ii) the Common Stock has been duly issued and sold against payment therefor as contemplated by the Registration Statement and any prospectus supplement relating thereto.
2.     The Preferred Stock, when duly authorized, will be validly issued, fully paid and nonassessable at such time as: (i) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company and (ii) the Preferred Stock has been duly issued and sold against payment therefor as contemplated by the Registration Statement and any prospectus supplement relating thereto.
3.     The Debt Securities, when duly authorized, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, at such time as: (A) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company and the applicable trustee; (B) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (C) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.
4.     The Warrants, when duly authorized, will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, at such time as: (A) the terms of the Warrants and of their issuance and sale have been duly authorized and approved by appropriate action of the Company and the applicable warrant agent; (B) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement; and (C) the Warrants have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable warrant agreement.
The foregoing opinions are limited to matters involving U.S. federal law and the law of the State of New York. We disclaim any obligation to update anything herein for events occurring after the date hereof.
We hereby consent to the reference to us under the heading “Validity of Securities” in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP
Milbank, Tweed, Hadley & McCloy LLP
RDM/SM